UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2020

ADVANCED BIOMEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53051	98-0516589
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3842-Orthopedic, Prosthetic, & Surgical Appliances & Supplies	0001385799
(Standard Industrial Classification)	(Central Index Key)

Empire State Building

350 Fifth Ave, 59th Floor

New York, NY 10118

(Address of principal executive offices, including zip code)

(718) 766-7898

(Registrant’s telephone number, including area code)

Copy of Communication to:

Befumo & Schaeffer, PLLC

1629 K St., NW #300

Washington, DC 20006

Phone: (202) 669-0619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ABMT	OTCQB

Item 8.01 Other Events.

Advanced Biomedical Technologies, Inc. (the “Company”) is filing this report in compliance with the SEC’s exemptive order issued on March 4, 2020, providing conditional regulatory relief to public companies affected by the recent coronavirus disease 2019 (COVID-19) outbreak.

The Company’s primary business is carried out through its subsidiary, Shenzhen Changhua Biomedical Engineering Co., Ltd. (“Shenzhen Changhua”), based in Shenzhen, China, where Covid-19 virus outbreak started in January 2020. By the order of local government, the industrial park where the Company’s facilities are based has been under lockdown until February 24, 2020. The office buildings where Shenzhen Changhua’s accountant and distributor work from have also been under lockdown during the same period. After the re-opening of our facilities, employees who returned to hometowns for the Chinese New Year festival season are having difficulties returning to work due to travel restrictions and quarantine requirements. Staff returned to Hubei province are not allowed by government to return to work due to provincial lockdown. Furthermore, the 14-day mandatory quarantine rules for anyone arriving from mainland China imposed by the Hong Kong government had made our auditor’s works extremely hard, as the Company’s auditor is based in Hong Kong and the 14-day quarantine applied to them when they came to perform field works in our Shenzhen office.

These unforeseeable circumstances that prevented the staff and the auditor to access the company records and inspect stocks is out of our control. This persisting irresistible compulsion renders subsequent unanticipated delays relating to the completion of the audit of the Company’s financial statements for the fiscal year ended October 31, 2019 and the quarterly report ended January 31, 2020.

The Company is working with its auditor to explore all possible ways to complete the audit and furnish the financial reports due and we intend to file these reports as soon as practicable. Based on the available human resources, we intend to file the annual report ended October 31, 2019 no later than March 20, 2020, and the quarterly report ended January 31, 2020 no later than April 30, 2020.

Impact of COVID-19 to the Company

The Company has identified the following areas that have been adversely affected by COVID-19:

1.	Operation: Our facilities in China are not fully staffed due to COVID-19 lockdown, travel restrictions and quarantine requirements. This affects our accounting and marketing departments mostly because a large number of staff cannot come back to office as they are not allowed to travel or have 14-day quarantine before they come back to work. As the situation is getting better in China, we expect our operation will be back to normal by May 2020.
2.	Manufacturing: We have sufficient raw material stock for 2 months and our production should not be affected. However, if COVID-19 infection persists and continues beyond May 2020, our supply chain will be affected and we may be short of raw material supply.
3.	Marketing: We launched our sales campaign in November 2019 and we generated revenue the first time in the history of the Company in the quarter ended January 31, 2020. Our sales and marketing plans have been disrupted by COVID-19 outbreak because almost all the hospitals in China have been dealing with COVID-19 and non-essential operations have been postponed or cancelled.

The Company is working with its business partners through planning and co-operation to minimize the negative impact of COVID-19.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2020	ADVANCED BIOMEDICAL TECHNOLOGIES, INC.

/s/ Kai Gui
Kai Gui
Chief Financial Officer, Chief Operating Officer